Exhibit 10.18

Certain personally identifiable information has been omitted from this exhibit pursuant to item 601(a)(6) of Regulation S-K. [***] indicates that information has been redacted.

LOAN AGREEMENT

Dated as of March 15, 2026

1.	Obligation to Pay Principal and Interest.

FOR VALUE RECEIVED, BSTR Newco, LLC, a Delaware limited liability company (“Payor”), promises to pay to BSTR Holdings (Cayman), a Cayman Islands limited liability company (“Payee”) the Principal Sum defined below (less any portion thereof that has been prepaid), together with interest from the date of this Loan Agreement (this “Agreement”) on the unpaid portion of the Principal Sum from time to time outstanding at the Interest Rate specified below, and such other fees, expenses and charges as are provided in this Agreement, in accordance with the terms and conditions of this Agreement (the Principal Sum, together with such interest and such other fees, expenses and charges, are collectively referred to herein as the “Obligations”). Capitalized terms used but not defined herein shall have the meaning ascribed to such terms in the Business Combination Agreement (the “BCA”), dated as of July 16, 2025, by and among the Payor, Payee, Cantor Equity Partners I, Inc., BSTR Holdings, Inc., BSTR Intermediate, PEMS Sub A, Inc., PEMS Sub B, Inc. and PEMS Merger Sub C, Inc.

2.	Definition of Principal Sum.

The Principal Sum is $2,500,000, which will be used to pay (i) Payor operating costs, fees and expenses (including the remuneration of employees), (ii) Seller Expenses, and (iii) such other expenses as contemplated, permitted or required by the terms of the BCA or any Ancillary Document, or as required in connection with the Transactions or by applicable law.

3.	Definition of Interest Rate.

The outstanding principal balance shall bear interest at a rate per annum equal to (i) the 90-day average Secured Overnight Financing Rate (SOFR), as published by the Federal Reserve Bank of New York for the month in which the loan is made, plus (ii) 3.90%. Interest will be computed on the basis of a 365-day year and the actual number of days elapsed in the period during which it accrues. Notwithstanding the foregoing, in no event shall interest to be paid hereunder exceed the maximum amount permissible under applicable law, and if interest would be payable hereunder in excess of the maximum amount permissible under applicable law, the amount of such interest shall be reduced to the maximum amount permitted under applicable law.

4.	Frequency and Manner of Payment.

The entire unpaid balance of the Principal Sum, and all accrued and unpaid interest thereon, shall be due and payable upon the earliest to occur of (a) the Closing, (b) the dissolution of the Payor following a Dissolution Event, as such term is defined in the Limited Liability Company Agreement of the Payor, dated as of July 14, 2025 (the “Payor Dissolution”), and (c) the date that is two years after the date hereof (the “Outside Date” and together with the Closing and the Payor Dissolution, each a “Maturity Date”). If the Maturity Date is (a) the Closing, the Principal Sum and any interest accrued thereon and not paid shall be payable as a Seller Expense, in accordance with Section 12.5 of the BCA, (b) the Payor Dissolution, the Principal Sum and any interest accrued thereon and not paid shall be payable as a Payor liability through the winding-up procedure, and (c) the Outside Date, the Principal Sum and any interest accrued thereon and not paid shall be paid by the Payor on the Outside Date.

Interest shall be paid annually beginning on the first (1st) anniversary of this Agreement; provided that the final interest payment shall be due on the Maturity Date or, if repaid earlier, on the date of such repayment of the entire unpaid balance of the Principal Sum.

Notwithstanding the foregoing provisions of this Section 4, if the Maturity Date is a Saturday, Sunday or day on which banks are not open for business in the State of Delaware, in the State of New York, or in the Cayman Islands (a “Non-Business Day”), such payment of principal and income shall be due on the first day following the Maturity Date which is not a Non-Business Day (and interest thereon will be adjusted accordingly).

5.	Prepayment.

At the Payor’s option, the Payor may prepay the Principal Sum, in whole or in part, at any time, without premium or penalty. All prepayments under this Agreement will be accompanied by accrued and unpaid interest on the principal amount prepaid through and including the date of payment.

6.	Waivers.

The Payor waives notice of the acceptance of this Agreement and presentment and demand for payment, notice of non-payment, notice of dishonor, protest, notice of protest, non-performance, non-observance and any other notice or demand to which the Payor might otherwise be entitled. THE PAYOR AND PAYEE WAIVE TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT THE PAYOR OR PAYEE MAY HAVE TO A TRIAL BY JURY OF ANY AND ALL ISSUES ARISING IN ANY ACTION OR PROCEEDING BETWEEN THE PAYOR AND PAYEE, UPON, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF ITS PROVISIONS, DIRECTLY, OR INDIRECTLY, OR ANY AND ALL NEGOTIATIONS IN CONNECTION THEREWITH.

7.	Events of Default.

An event of default (“Event of Default”) shall be deemed to have occurred if, after the date of issuance of this Agreement: the Payor shall (i) fail to pay any amount due hereunder on the Maturity Date or shall fail to make a payment of interest due hereunder and such failure shall continue for five (5) days (other than Non-Business Days) or (ii) admit in writing such party’s inability to pay such party’s debts generally as they come due or there is an assignment for the benefit of creditors of, or the commencement of any bankruptcy or insolvency proceeding by or against, such party. Upon the occurrence and during the continuation of an Event of Default, (a) in the case of preceding clause (i), Payee may, in its sole discretion, declare by written notice to the Payor any or all of the obligations of the Payor hereunder to be immediately due and payable, and (b) in the case of preceding clause (ii), all obligations of the Payor hereunder shall automatically become due and payable, in each case, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Payor.

8.	Costs of Enforcement.

The Payor agrees to pay on demand all of Payee’s costs in connection with enforcement of this Agreement, whether suit be brought or not, including, without limitation, reasonable attorney’s fees and disbursements.

9.	Tax.

Payee shall deliver to the Payor, on or prior to the date on which Payee becomes the payee under this Agreement, an appropriate IRS Form W-8, properly completed and signed by the Payee. If any taxes are required by applicable law to be withheld or deducted from any amounts payable by Payor to Payee under this Agreement, then Payor shall be entitled to make such withholding or deduction, and the amounts so payable to Payor shall be increased to the extent necessary to yield to Payee (after payment or withholding of such taxes) such amount as Payee would have received if no such deduction or withholding of tax had been made.

10.	Notices.

Any notice given hereunder shall be in writing and shall be deemed given when delivered (a) in person, (b) by facsimile, email or other electronic means, with affirmative confirmation of receipt (other than out-of-office replies or other automatically generated responses), (c) one (1) day (other than Non-Business Days) after being sent, if sent by reputable, nationally recognized overnight courier service or (d) four (4) days (excluding Non-Business Days) after being mailed, if sent by registered or certified mail, pre-paid and return receipt requested, in each case to the applicable party at the following addresses or at such other address as shall be indicated in writing by any party to the other parties hereto in the manner provided herein for giving notice.

If to the Payor, to:

BSTR Newco, LLC
Attn: Adam Back
Email: [***]

If to Payee, to:

BSTR Holdings (Cayman)

[***]

[***]

[***]

[***]

Attn: [***]

Email: [***]

11.	Entire Agreement; Modification.

This Agreement constitutes the entire and final agreement between the parties hereto with respect to the subject matter hereof and may only be changed, amended, modified or waived by an instrument in writing signed by the Payor and Payee.

12.	No Waiver.

No delay on the part of Payee in exercising any right, power or privilege under this Agreement, nor any failure to exercise the same, shall operate as a waiver of, or otherwise affect, any right, power or privilege of Payee under this Agreement, nor shall any single or partial exercise thereof preclude the further exercise of, or the exercise of any other, right, power or privilege of Payee under this Agreement. No notice to, or demand on, the Payor shall entitle the Payor to any other or future notice or demand in the same, similar or other circumstances.

13.	Captions.

All section headings and captions herein are used for reference only and in no way limit or describe the scope or intent of, or in any way affect, this Agreement.

14.	Severability.

If any provision of this Agreement or the application thereof to any person or circumstance shall to any extent be held void, unenforceable or invalid, then the remainder of this Agreement or the application of such provision to persons or circumstances other than those as to which it is held void, unenforceable or invalid, shall not be affected thereby and each provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

15.	Governing Law; Venue.

The validity and enforcement of this Agreement shall be governed by and construed in accordance with the laws of the State of New York and such laws shall apply in any action or proceeding arising out of or under this Agreement. Each of the Payor and Payee hereby irrevocably consent to the jurisdiction of the courts of the State of Delaware and of any Federal court located in such State in connection with any action, suit or other proceeding arising out of, or relating to, this Agreement, and hereby waives personal service of any summons, complaint or other process and agrees that the service thereof may be made by certified or registered mail directed to it in accordance with the terms of this Agreement and irrevocably waives any objection it may now or hereafter have as to the venue of any such suit, action or proceeding brought in such court or that such court is an inconvenient forum.

16.	Successors and Assigns.

This Agreement shall be binding upon and inure to the benefit of and be enforceable by the Payor and Payee and their respective successors and assigns. Upon any endorsement, assignment or other transfer of this Agreement by Payee or by operation of law, the term “Payee,” as used herein, shall mean such endorsees, assignees or transferees and their respective successors and assigns then becoming the holder of this Agreement. The Payor may not assign, in whole or in part, any of its rights and obligations under this Agreement without the prior written consent of Payee.

17.	No Setoff or Counterclaim.

Any and all payments by or on account of any obligation of the Payor hereunder shall be made without setoff, counterclaim or other defense and free and clear of and without deduction or withholding for any and all taxes.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

BSTR Holdings (Cayman)

By:	/s/ Paul Murphy
Name:	Paul Murphy
Title:	Director

BSTR Newco, LLC

By:	/s/ Katherine Dowling
Name:	Katherine Dowling
Title:	President